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                                                                  EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                      BURLINGTON NORTHERN RAILROAD COMPANY

                                      AND

               THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY



      AGREEMENT AND PLAN OF MERGER, dated as of December 30, 1996 (the "Agreement"), between BURLINGTON NORTHERN RAILROAD COMPANY, a Delaware corporation ("BNRR") and THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY, a Delaware corporation ("ATSF").

      WHEREAS, the respective Boards of Directors of BNRR and ATSF have resolved that the transactions described herein are in the best interests of the parties and their sole stockholder and have approved the transactions described herein;

      WHEREAS, all of the outstanding stock of BNRR is owned by Santa Fe Pacific Corporation ("SFP") and all of the outstanding stock of ATSF is owned by SFP;

      WHEREAS, SFP has duly approved, by written consent, the transactions described herein;

      WHEREAS, ATSF, pursuant to Section 251 of the General Corporation Law of the State of Delaware ("DGCL"), will merge with and into BNRR ("the Merger"); and

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of section 368 of the Internal Revenue Code of 1986, as amended.

      NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

      1.1 The Merger. At the Effective Time (as defined in paragraph 1.2 below), ATSF shall be merged with and into BNRR (the "Merger") in accordance with the laws of the State of Delaware ("Delaware Law"), whereupon the separate existence of ATSF shall cease, and BNRR shall be the surviving corporation (the "Surviving Corporation").
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      1.2   Effective Time.  The Merger shall become effective at the hour and on the date specified in the duly executed Certificate of Merger delivered to and filed with the Secretary of State of the State of Delaware as provided in Sections 251 and 103 of the DGCL (the "Effective Time"); such filing shall be made as soon as practicable after the execution of this Agreement.

      1.3 Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature and will be subject to all the restrictions, disabilities and duties of each of ATSF and BNRR and all property, real, personal and mixed, and all debts due to ATSF or BNRR on whatever account, as well as for stock subscriptions as all other things in action or belonging to ATSF or BNRR shall be vested in the Surviving Corporation; and all property rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of ATSF and BNRR, and the title to any real estate vested by deed or otherwise, under Delaware Law, in ATSF or BNRR, shall not revert or be in any way impaired by reason of the DGCL; but all rights of creditors and liens upon any property of ATSF or BNRR shall be preserved unimpaired, and all debts, liabilities and duties of ATSF and BNRR shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.


                                   ARTICLE 2

      2.1   Certificate of Incorporation; By-Laws.

      (a) At the Effective Time, the Restated Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit A hereto.

      (b) The By-laws of BNRR, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

      2.2   Directors and Officers.

      (a) The directors of the Surviving Corporation at the Effective Time, in each case to hold office until their respective successors are duly elected and qualified, or their prior resignation, removal or death, shall be the following:

                                       Robert D. Krebs
                                       Douglas J. Babb
                                       Jeffrey R. Moreland
                                       Denis E. Springer

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      (b)   The officers of the Surviving Corporation at the Effective Time, in
each case to hold office until their prior resignation, removal or death in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, shall be the following:

Robert D. Krebs             Chairman, President and Chief Executive Officer
Douglas J. Babb             Senior Vice President and Chief of Staff
James B. Dagnon             Senior Vice President - Employee Relations
Donald G. McInnes           Senior Vice President and Chief Operations Officer
Jeffrey R. Moreland         Senior Vice President - Law and General Counsel
Matthew K. Rose             Senior Vice President - Merchandise Business Unit
Charles L. Schultz          Senior Vice President - Intermodal and Automotive
                            Business Unit
Denis E. Springer           Senior Vice President and Chief Financial Officer
Gregory T. Swienton         Senior Vice President - Coal and Grain Business
                            Unit
Vincent M. Accardo          Vice President - Marketing, Revenue and Financial
                            Systems
Thad Baham                  Vice President - Safety
Steve Bobb                  Vice President - Minerals
Steve Branscum              Vice President - Intermodal Marketing
Rollin Bredenberg           Vice President - Transportation
Gary L. Crosby              Vice President - Litigation
M. David Dealy              Vice President - Santa Fe Lines
Fritz Draper                Vice President - Intermodal Operations
A. R. (Skip) Endres, Jr.    Vice President - Government Relations
John J. Fleps               Vice President - Labor Relations
Michael W. Franke           Vice President and Chief Engineer
Bruce E. Freeman            Vice President - Transportation Systems
Ricci L. Gardner            Vice President - Property and Facilities Management
David L. Garin              Vice President - Minerals
Frank C. Green              Vice President - Internal Audit
Michael L. Holsteen         Vice President - Northern Lines
Ernest (Buck) L. Hord       Vice President - Operations for UP/SP Lines
John M. Hovis               Vice President - Merchandise Operations
Thomas N. Hund              Vice President and Controller
Carl R. Ice                 Vice President and Chief Mechanical Officer
Thomas G. Kraemer           Vice President - Coal and Grain Operations
E. (Tay) Lyman, Jr.         Vice President - Customer Service and Support
Leslie K. Moll              Vice President - Metals
Marsha K. Morgan            Vice President - Investor Relations and Secretary
Richard G. Nelson           Vice President - Consumer Goods
William E. Nordberg         Vice President - Forest Products
Patrick J. Ottensmeyer      Vice President - Finance and Treasurer

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Peter J. Rickershauser      Vice President - Marketing for UP/SP Lines
Richard A. Russack          Vice President - Corporate Relations
William R. Smith            Vice President - Automotive
Gregory W. Stengem          Vice President - Burlington Lines
Phillip F. Weaver           Vice President - Agricultural Commodities
Richard E. Weicher          Vice President and General Counsel
Daniel J. Westerbeck        Vice President and General Tax Counsel
Shelley J. Venick           General Counsel
Linda Hurt                  Assistant Vice President - Finance and Assistant
                            Treasurer
Paul Weyandt                Assistant Vice President - Finance and Assistant
                            Treasurer
Margaret R. Aclin           Assistant Secretary
Peter M. Lee                Assistant Secretary
Gary L. Reynolds            Assistant Secretary
Craig N. Smetko             Assistant Secretary
Sarah J. Whitley            Assistant Secretary
Jeffrey T. Williams         Assistant Secretary


                                   ARTICLE 3

      3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of SFP, ATSF or BNRR:

      (a) Each share of common stock, $10 par value, of ATSF (the "ATSF Common Stock") outstanding immediately prior to the Effective Time and each share of ATSF Common Stock held by ATSF, or any subsidiary of ATSF, as treasury stock shall be canceled and no payments or conversions shall be made with respect thereto.

      (b) The shares of common stock, no par value, of BNRR (the "BNRR Common Stock") outstanding immediately prior to the Effective Time shall be converted into 1,000 shares of validly issued, fully paid and non-assessable shares of the common stock, $1.00 par value, of the Surviving Corporation (the "Surviving Corporation Common Stock").


                                   ARTICLE 4

      4.1 Amendment. The parties hereto, by mutual consent, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time; provided, however, that no such amendment, modification or supplement not adopted and approved by SFP shall affect the rights of SFP in a manner which is materially adverse to SFP, in the sole judgment of the Board of Directors of SFP, and provided further, that any such amendment, modification or supplement made subsequent to the adoption and approval of this Agreement by SFP complies with the provisions of Section 251(d) of the DGCL.

                                      -4-
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      4.2   Termination.  The parties hereto, by mutual consent, may terminate this Agreement.


                                   ARTICLE 5

      5.1 Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      5.2 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      5.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, Delaware Law (without regard to principles of conflicts of laws).

      IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by its Board of Directors has caused this Agreement to be executed on its behalf as of the day first written above.

                                       THE ATCHISON, TOPEKA AND SANTA FE
                                       RAILROAD COMAPNY



                                       By: ____________________________________
                                       Name:  Robert D. Krebs
                                       Title: Chairman, President and Chief
                                       Executive Officer


                                       BURLINGTON NORTHERN RAILROAD COMPANY



                                       By: ____________________________________
                                       Name:  Robert D. Krebs
                                       Title: Chairman, President and Chief
                                       Executive Officer

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